MONTHLY INSTALLMENT NOTE

Los Angeles, California $191,666.59

In installments as stated in this Note, for value received, Network Dynamics, Inc., a California corporation ("Maker") promises to pay to Unionway International, LLC, a California limited liability company, or order, the sum of One Hundred Ninety-one Thousand Six Hundred Sixty-six Dollars and Fifty-nine Cents ($191,666.59), payable in lawful money of the United States of America in monthly installments of Eight Thousand Three Hundred Thirty-three Dollars and Forty-One cents each on the first day of each month beginning February 1, 2005 until paid in full. The entire amount of outstanding principal and accrued interest shall become due and payable September 1, 2007. Interest on the outstanding principal shall accrue at the rate of Seven Percent (7%) per annum from February 1, 2005, and payable in lump sum on September 1, 2007, provided, however, said interest shall be waived if holder of this Note receives all installments no later than the third of each month. Checks received timely but subsequently dishonored shall be deemed untimely payment. Each payment shall be credited first to collection costs, then to interest then due, and then to principal.

1. Prepayment Without Penalty. Any part of the principal may be paid at any time without penalty or premium. In the event of part payment, interest thereafter shall accrue only on the unpaid balance. No prepayment shall reduce the amount of the monthly installment until all the outstanding principal and accrued interest are paid in full.

2. Late Charges. Maker acknowledges that late payment by Maker to the holder of this Note ("Holder") of any payment will cause the Holder to incur costs not contemplated by this Note, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges. Therefore, if any payment due from Maker is not received by the Holder within five days of the date due, Maker shall pay to the Holder an additional sum of 10% of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Holder will incur by reason of late payment by Maker. Acceptance of any late charge shall not constitute a waiver of Maker's default with respect to the overdue amount, or prevent the Holder from exercising any of the other rights and remedies available to the Holder.

3. Acceleration.

3.1. All liabilities of the undersigned to the Holder, including this Note, shall, at

the option of the Holder, mature and become due and payable without demand or notice, which are hereby waived if any Maker, endorser, or guarantor of this Note shall:

3.1.1 Suspend business;

3.1.2 Become insolvent;

3.1.3 Offer settlement to any creditors;

3.1.4 Commit an act of bankruptcy;

3.1.5 File for, or have filed against it, any petition in bankruptcy or any proceeding under any law relating to the relief of debtors, or for the appointment of a receiver of its property;

3.1.6 Make any bulk sale of its property;

3.1.7 Make any assignment for the benefit of creditors;

3.1.8 Mortgage, pledge, transfer or grant any security interest against any accounts receivable or other property, in trust or otherwise;

3.1.9 Make any false representation;

3.1.10 Fail to furnish information or permit inspection of books or records on demand of the holder;

3.1.11 Fail to pay any obligations when due;

3.1.12 Have a warrant of attachment issued against any of its property; or

3.1.13 Have any judgment entered against it.

3.2. All liabilities of the undersigned to the Holder, including this Note, shall, at the option of the holder, mature and become due and payable without demand or notice, which are hereby waived if, for any other cause, the protection of the holder in its sole discretion so requires.

4. Acceleration of Note Secured by Financing Statement. This Note is secured by a UCC-1 financing statement (the "Financing Statement") of the same date on the Purchased Assets as defined in that certain Asset Purchase Agreement dated as of January 3, 2005 between Union International, LLC, a California limited liability company and Network Dynamics, Inc., a California corporation California (the "Collateral"). Should Maker sell or convey, or contract to sell or convey, the Collateral described here, or any part of it, or any interest in it, then the unpaid principal of this Note and accrued interest shall, at the option of the holder of this Note, become immediately due and payable.

5. Maker's Covenants. Maker promises:

5.1. To pay all expenses, including attorney fees, incurred by Holder in the perfection, preservation, realization, enforcement, and exercise of Holder's rights under this agreement.

5.2. To conduct Maker's business efficiently and without voluntary interruption.

5.3. To preserve all rights, privileges, and franchises held by Maker's business.

5.4. To keep Maker's business property in good repair.

5.5. To pay all taxes when due.

5.6. To give Holder notice of any litigation that may have a material adverse effect on the Maker's business.

5.7. Not to sell, lease, transfer, or otherwise dispose of the Collateral

5.8. Not to permit liens on the Collateral.

5.9. To maintain fire and extended coverage insurance on the Collateral in the amounts and under policies acceptable to Holder, naming Holder under a lender's loss-payable clause, and to provide Holder with the original policies and certificates at Holder's request.

5.10. Not to use the Collateral for any unlawful purpose or in any way that would void any effective insurance.

5.11. To permit Holder, its representatives, and its agents to inspect the Collateral at any time, and to make copies of records pertaining to it, at reasonable times at Holder's request.

5.12. To perform all acts necessary to maintain, preserve, and protect the Collateral.

5.13. To notify Holder promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Collateral.

5.14. To execute and deliver to Holder all financing statements and other documents that Holder requests, in order to maintain a first perfected security interest in the Collateral.

5.15. To furnish Holder the reports relating to the Collateral at Holder's request.

6. Protection of Collateral. If an Event of Default occurs and is continuing, Holder without limitation to do so, without notice to or demand upon Maker, and without releasing Maker from any obligations or defaults may:

6.1. Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Commercial Code.

6.2. Perform any of Maker's obligations for Maker's account. Any money expended or obligations incurred in doing so, including reasonable attorney fees and interest at the highest rate permitted by law, will be charged to Maker and added to the Obligations secured by this agreement.

6.3. Conduct a "commercially reasonable" private sale or other disposition of the Collateral although a higher price might have been obtained for it at a public sale

7. Waivers. Every Maker, guarantor, and indorser of this Note and every person who assumes the obligations of this Note waives presentment for payment, demand, protest, notice of protest, or other notice of dishonor. To the extent permitted by law, the Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note as well as all benefit that might accrue to the Maker by virtue of any present or future laws exempting any real or personal property or part of the proceeds arising from the sale of any such property, now owned, or hereinafter acquired, by the Maker from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment.

8. Modification. No failure on the part of Holder in exercising any right or remedy here under shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof with the exercise of any right or remedy here under. No modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and consented to by Holder.

9. Cumulative Rights. The remedies of Holder as provided herein shall be cumulative and concurrent and may be pursued successively or concurrently against the Maker and/or any collateral or guarantee securing this Note and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

10. Waiver of Trial by Jury. Makers and any endorser, surety, or guarantor, waive and will waive all right to trial by jury in any action or proceeding instituted with respect to this Note.

11. Collection Costs. Every Maker, guarantor, and endorser of this Note and every person who assumes the obligations of this Note, agrees to pay the following costs, expenses, and attorney's fees paid or incurred by the Holder, or adjudged by a Court:

11.1. reasonable costs of collection, costs, expenses, and attorney's fees paid

or incurred in connection with collection, enforcement, or sale of this Note or any part of it, or of security for it, or of any covenant of this Note or such security, whether or not suit is filed;

11.2. costs of suit and such sum as the Court may adjudge as attorney's fees in any action to enforce payment of a note or any part of it; and

11.3. costs of suit and such sum as the Court may adjudge as attorney's fees in any other litigation or controversy connected with this Note, or security for it, including but not limited to actions for declaratory relief that any such holder is required to prosecute or defend and actions for relief based on rescission, or actions to cancel this Note that any such holder is required to defend.

12. Provision in Event of Partial Invalidity. If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

PAYEE:

UNIONWAY INTERNATIONAL, LLC,

a California limited liability company

By: ______________________

Mr. Bing Liu, Managing Member

MAKER:

NETWORK DYNAMICS, INC

By: ______________________

Mr. Gary Guseinov, CEO